                                                                         FORM OF
                                                          UNDERWRITING AGREEMENT
                                                             (CERTIFICATES ONLY)
                                                                      OH&S Draft
                                                                         8/26/96


                    Chase Manhattan Auto Grantor Trust 199_-_
                            Asset Backed Certificates

                          CHASE MANHATTAN BANK USA, N.A.
                               Seller and Servicer

                             UNDERWRITING AGREEMENT


                                    ___________, 199_

Chase Securities Inc.
 as Representative of the
 several Underwriters
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

            1. Introductory. Chase Manhattan Bank USA, N.A., a national banking association (the "Bank"), proposes to form Chase Manhattan Auto Grantor Trust 1996-_ (the "Trust") pursuant to a Pooling and Servicing Agreement between the Bank, as Seller and Servicer, and ___________________, as Trustee (the "Trustee"), dated as of __________, 199_ (the "Pooling and Servicing Agreement"), which will issue its ____% Asset Backed Certificates (the "Certificates").

            [In addition, the Bank, as Seller and Servicer, the Cash Collateral Trustee (as defined below) on behalf of the Cash Collateral Trust 199_-_ (as defined below) and the cash collateral depositor named therein (the "Cash Collateral Depositor") will enter into a Loan Agreement, to be dated as of ___________, 199_ (the "Loan Agreement"), pursuant to which the Cash Collateral Depositor will deposit $_____________ (the "Initial Cash Collateral Amount") into the Cash Collateral Account. The Bank, as Seller and Servicer, ____________, as Cash Collateral Trustee (the "Cash Collateral Trustee"), and the Cash Collateral Depositor shall enter into a trust agreement, dated as of ___________, 199_ (the "Trust Agreement") pursuant to which the Cash Collateral Trust 199_-_ (the "Cash Collateral Trust 199_-_") shall be formed.] The assets of the Cash Collateral Trust 199_-_ shall consist of the Cash Collateral Account. The Cash Collateral Trustee shall cause the Cash Collateral Trust

199_-_ to issue a guaranty in favor of the Trustee for the benefit of the Certificateholders (the "Cash Collateral Guaranty"). Each Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of simple interest [and actuarial method] retail installment sales contracts and purchase money loans (the "Receivables") secured by new and used automobiles (the "Financed Vehicles") and certain monies due or to become due [or received] thereunder on or after the Cutoff Date (as hereinafter defined), such Receivables to be sold to the Trust and serviced by the Bank, as Servicer, or by a successor Servicer. The Certificates will be issued in an aggregate principal amount of $________________, which is equal to the Original Pool Balance of the Receivables as of the opening of business on __________, 199_ (the "Cutoff Date"). Capitalized terms used herein and not otherwise herein defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            This is to confirm the agreement concerning the purchase of the Certificates from the Bank by the several underwriters named in Schedule I hereto (the "Underwriters"), for whom Chase Securities Inc. is acting as representative (the "Representative").

            2. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with, the Underwriters, that:

                  (a) A registration statement on Form S-3 (No. 333-_____) has been filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations under the Act (the "Rules and Regulations"). Such registration statement, as amended on the date that such registration statement or the most recent post-effective amendment thereto became effective under the Act, including the exhibits thereto, is hereinafter referred to as the "Registration Statement." The Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. The Bank proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a prospectus supplement to the Base Prospectus (as defined herein) relating to the sale of the



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

            Certificates (the "Prospectus Supplement"). The base prospectus filed as part of the Registration Statement, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus."


                  (b) Except to the extent that the Representative shall have agreed to a modification, the Prospectus shall be in all substantive respects in the form furnished to the Representative prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such material changes as the Bank has advised the Representative, prior to such time, will be included or made therein;

                  (c) The Registration Statement, at the time it became
            effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact and, in the case of the Registration Statement, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; on the Closing Date (as defined herein), the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Bank makes no representation and warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus;

                  (d) The Bank is a national banking association organized under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Prospectus,



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            and had at all relevant times and has power, authority and legal right to acquire, own, sell and service the Receivables.

                  (e) On the Closing Date, the Certificates will have been duly and validly authorized and, when such Certificates are duly and validly executed by or on behalf of the Bank, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement.


                  (f) The execution, delivery and performance by the Bank of this Agreement, the Pooling and Servicing Agreement, [the Loan Agreement and the Trust Agreement,] and the consummation by the Bank of the transactions provided for herein and therein have been, or will have been, duly authorized by the Bank by all necessary action on the part of the Bank; and neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or by-laws of the Bank, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Bank or its properties, or (iii) conflict with any of the material provisions of any material indenture, mortgage, contract or other instrument to which the Bank is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii) for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated thereby.

                  (g) When executed and delivered by the parties thereto, each of the Pooling and Servicing Agreement, [the Loan Agreement and the Trust Agreement] will constitute a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to

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            creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Bank and to general principles of equity.

                  (h) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions), required in connection with the execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement has been or will be taken or obtained on or prior to the Closing Date.


                  (i) As of the Closing Date, the representations and warranties of the Bank, as Seller and Servicer, in the Pooling and Servicing Agreement will be true and correct.

                  (j) This Agreement has been duly executed and delivered by the
            Bank.

            3. Purchase, Sale, Payment and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Bank the respective aggregate principal amount of the Certificates set forth opposite the names of the Underwriters in Schedule I. The Certificates are to be purchased at a purchase price of _________% of the aggregate principal amount thereof plus accrued interest, if any, from ___________, 199_.

            The Bank will deliver the Certificates to the Representative for the respective accounts of the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Bank at the offices of ____________________________________ in New York, New York _____
at 10 a.m., New York City time, on ___________, 199_ or at such other time not later than seven full business days thereafter as the Representative and the Bank determine, such time being herein referred to as the "Closing Date." The Certificates so to be delivered shall be initially represented by definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company [and definitive certificate(s) registered in the name(s) provided by the Representative, each in such numbers as the Representative shall request]. The Bank shall make such definitive certificates representing the Certificates available for inspection by the Representative at the office at which the Certificates are to be delivered no later

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than 12:00 noon, New York City time, on the business day prior to the Closing
Date.

            4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

            5. Certain Agreements of the Bank. The Bank covenants and agrees with the Underwriters that:

                  (a) The Bank will file the Prospectus with the Commission
            pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. During any period (a "prospectus delivery period") that a prospectus relating to the Certificates is required to be delivered under the Act, the Bank will not file any amendments to the Registration Statement, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly after receipt thereof; the Bank will promptly advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Bank is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time during the prospectus delivery period
            (without regard to any market making prospectus required by the Underwriters pursuant to the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the

            Rules and Regulations, the Bank promptly will prepare and file with the Commission (subject to the Representative's prior review pursuant to paragraph (a) of this Section 5) an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                  (c) The Bank will furnish to the Representative copies of the
            Registration Statement, each preliminary prospectus supplement relating to the Certificates, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

                  (d) The Bank will cooperate with the Representative in
            arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the Bank nor the Trust shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (e) For a period from the date of this Agreement until the retirement of the Certificates, the Bank, as Servicer, will furnish to the Representative copies of each certificate and the annual statements of compliance delivered to independent certified public accountants pursuant to Article IV of the Pooling and Servicing Agreement and the annual independent public accountant's reports furnished to the Trustee pursuant to Article IV of the Pooling and Servicing Agreement, as soon as practicable after such statements and reports are furnished to such certified public accountants or the Trustee, as the case may be.

                  (f) So long as any of the Certificates are outstanding, the
            Bank will furnish to the Representative as soon as practicable, (A) all documents distributed, or caused to be distributed by the Bank to the Certificateholders, (B) all documents filed, or caused to be filed, by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Bank concerning the Trust and any other information concerning the Bank filed with any governmental or regulatory authority which is otherwise publicly available, as the Representative may reasonably request.

                  (g) On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date the Bank shall not, as Seller or Servicer, take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

                  (h) To the extent, if any, that the rating provided with
            respect to the Certificates by [Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("Standard & Poor's") and/or __________________ ("______________")] is
            conditional upon the furnishing of documents or the taking of any other action by the Bank agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take any such action.

                  (i) For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Representative, neither the

            Bank nor any trust originated, directly or indirectly, by the Bank will offer to sell or sell notes collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts.

            6. Payment of Expenses. The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Trustee's acceptance fee and the fees and disbursements of the counsel to the Trustee [, counsel to the Cash Collateral Depositor and counsel to the Cash Collateral Trustee], (iii) the fees and disbursements of the accountants, (iv) the fees of the rating agencies, [(v) fees of counsel to the Underwriters, to the extent that such fees exceed $[__________]] and (vi) blue sky expenses; provided, however, that the Underwriters may reimburse the Bank for certain expenses incurred by the Bank as agreed to by the Underwriters and the Bank.

            7. Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Bank made pursuant to the

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provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date hereof, the Representative shall have received a letter (a "Procedures Letter"), dated the date of this Agreement of [_______________________] verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

                  (b) The Prospectus Supplement shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (c) Subsequent to the execution and delivery of this
            Agreement, there shall not have occurred [(i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank, The Chase Manhattan Bank or The Chase Manhattan Corporation which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical to market the Certificates;] (ii) any suspension or material limitation of trading in securities generally on the New York
            Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank, The Chase Manhattan Bank or of The Chase Manhattan
            Corporation on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

                  (d) The Representative shall have received opinions, of
            Simpson Thacher & Bartlett, special counsel to the Bank and/or such other counsel otherwise reasonably acceptable to the Representative, when taken together with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (e) The Representative shall have received an opinion or
            opinions of Simpson Thacher & Bartlett, special counsel to the Bank, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to certain matters relating to the transfers of the Receivables from the Bank to the Trust, with respect to the perfection of the Trust's interests in the Receivables and with respect to certain other matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (f) The Representative shall have received from Orrick,
            Herrington & Sutcliffe, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Representative shall have received an opinion of
            Simpson Thacher & Bartlett, special tax counsel to the Bank, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in the form agreed upon prior to the execution of this Agreement.

                  (h) The Representative shall have received an opinion of
            counsel to the Trustee, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in the form agreed upon prior to the execution of this Agreement.

                  [(i) The Representative shall have received an opinion from foreign counsel to the Cash Collateral Depositor, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.]

                  (j) The Representative shall have received an opinion of
            counsel to the Cash Collateral Depositor, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (k) The Representative shall have received an opinion of
            counsel to the Cash Collateral Trustee, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (l) The Representative shall have received evidence
            satisfactory to the Representative that the Certificates have been rated [in the highest] rating category by each of Moody's and Standard & Poor's [ and
            [____________________]].

                  (m) The Representative shall have received a certificate,
            dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Bank, as Seller and Servicer, in the Pooling and Servicing Agreement are true and correct as of the dates specified in the Pooling and Servicing Agreement, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank's automotive business except as set forth in or contemplated by the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            The Bank will furnish the Representative, or cause the Representative to be furnished, with such number of conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

            8. Indemnification.

                  (a) The Bank will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus supplement, the Registration Statement (other than any market making prospectus), the Prospectus, or any amendment or supplement thereto (other than any market making prospectus or any amendment or supplement thereto), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that (i) the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through the Representative expressly for use therein, and (ii) such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of the Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as supplemented).

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Bank, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
            Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus supplement, the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by such Underwriter through the Representative expressly for use in such preliminary prospectus supplement, the Registration Statement or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The obligations of the Bank under this Section 8 shall be in addition to any liability which
            the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter's obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of
            Section 15 of the Act.

            9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank or the Underwriters, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer or agent of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of
Section 15 of the Act shall have the same rights to contribution as the Bank.

            10. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of such Certificates, the Representative may make arrangements satisfactory to the Bank for the purchase of such Certificates by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of such Certificates and arrangements satisfactory to the Representative and the

Bank for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting

Underwriter or the Bank, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Bank and the Underwriters pursuant to Sections 5, 6, 8 and 9 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c), the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

            12. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Chase Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Attention: Asset Backed Finance Division, or, if sent to the Bank, will be mailed, delivered or telegraphed and confirmed to [________________________________], Attention:
[_________________].

            13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank and the Underwriters in accordance with its terms.

                              Very truly yours,

                              CHASE MANHATTAN BANK USA, N.A.



                              By: _____________________________
                              Name:
                              Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above.

CHASE SECURITIES INC.
on behalf of itself and as Representative of the Several Underwriters named in Schedule I



By: _____________________________
Name:
Title:

                                  SCHEDULE I



                                                                      Aggregate
                                                                      Principal
                                                                      Amount of
Underwriters                                                        Certificates
- ------------                                                        ------------

Chase Securities Inc.                                                 $

   Total                                                              $